Exhibit 99.1

Resource Exchange of America Corporation Signs Asset Acquisition Agreement With Thomas Griffin International

SARASOTA, FL--(Marketwire - 07/06/10) - Resource Exchange of America Corporation (OTC.BB:RXAC - News), a Florida-based recycling company, is pleased to announce that on June 21, 2010 the Company entered into an Employment & Acquisition Agreement ("Asset Acquisition") with Mr. Thomas L. Griffin ("Mr. Griffin"). Mr. Griffin is the owner of Thomas Griffin International, which operates under the name of Sea Lion Ocean Freight ("Sea Lion"). Sea Lion is unrelated to the Company's wholly-owned subsidiary, Sea Lion Ocean Freight, LLC ("Sea Lion, LLC"). Pursuant to the terms and conditions of the Asset Acquisition, Mr. Griffin shall transfer certain assets of Sea Lion, including but not limited to various volume service contracts with top ocean freight carriers, to Sea Lion, LLC. The Asset Acquisition, and Mr. Griffin's employment, became effective today, July 6, 2010, and the previously announced Joint Venture is no longer in effect.

The assets acquired from Thomas Griffin International include, but are not limited to, a Federal Maritime Commission License, Federal Maritime Commission Bond and Tariff for Non-Vessel Operating Common Carrier.

The license, bond and tariff ensure that RXAC's subsidiary, Sea Lion, LLC, complies with the U.S. regulatory requirements but also permits RXAC to pursue new projects in the Gulf of Mexico and the Caribbean. In addition, Sea Lion, LLC has also acquired select clients from Thomas Griffin International that fit within the company's framework.

Dana Pekas, CEO of RXAC, says the new license, bond, tariff and clients enable the company to be in a strong position going forward, "now that SEA LION, LLC complies with all the regulatory requirements, the company is able to pursue further projects in the Gulf of Mexico and the Caribbean. Our joint venture with Thomas Griffin International Inc. continues to deliver significant advantages for RXAC and our new subsidiary."

In addition, as part of the Asset Acquisition, the Company has appointed Mr. Griffin as Vice-President of Global Development and Markets. Mr. Griffin, says the transfer of the license, bond, tariff and clients is a natural progression and consistent with the firm's vision and strategy, "RXAC through SEA LION, LLC now meets all the regulatory requirements needed to expand their operations. Along with select new clients, RXAC is quickly achieving its vision of becoming a recycling powerhouse in the U.S. with international distribution channels for recyclable scrap metal. There are exciting times ahead for both companies."

About Resource Exchange of America Corporation

Resource Exchange of America Corporation is working to become a recycling powerhouse by rolling up companies within asset recovery, processing and brokering of ferrous and nonferrous scrap metal. With its access to deep-water ports, the company will be able to sell the scrap metal to clients domestically as well as abroad. Resource Exchange of America Corporation will bring together the best companies within the recycling industry and elevate them to excellence, drawing on the strengths of the individual companies while combining forces to achieve synergies and be able to tackle the biggest jobs.

Disclaimer -- Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Resource Exchange of America Corporation, visit www.resource-exchange.com